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                       [LETTERHEAD of LeRoy S. Zimmerman]


                                 July 1, 1996



Neal Elliott
Chairman/CEO
Horizon/CMS Healthcare Corporation
6001 Indian School Road, NE
Suite 530
Albuquerque, NM 87110

Dear Neal:

Please be advised that I hereby resign as a member of the Board of Directors of Horizon/CMS Healthcare Corp. to be effective as of this date.



                                          Very truly yours,



                                          /s/ LeRoy S. Zimmerman
                                          --------------------------
                                          LeRoy S. Zimmerman


LSZjmc
VIA FACSIMILE (505) 881-5097